UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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This message was sent to all BMC employees on July 3, 2012.

Today, BMC announced that we have reached an agreement with Elliott Management in connection with our 2012 Annual Meeting of Stockholders.

Over the last few weeks, I have been updating you on Elliott, which became one of our largest stockholders earlier this year when its ownership of BMC shares reached 6.5 percent of our outstanding shares. Last month, Elliott proposed four nominees to replace four directors currently on our Board. We worked hard to find a resolution that would be in the best interests of BMC and our stockholders, and the Board and management believe that the agreement we have made is exactly that.

Under the terms of the agreement, our Board will increase in size to 12 members from 10, effective as of the 2012 Annual Meeting. After review by the Board’s Corporate Governance and Nominating Committee and approval of our full Board, Jim Schaper and John Dillon have been added to the slate of 10 director candidates recommended by the Board for election at the 2012 Annual Meeting, which will be held on July 25, 2012.

Elliott has withdrawn its separate nomination of its slate of four director candidates and has agreed to vote its shares in favor of the 12 nominees that are now on BMC’s slate. The process to solicit votes in a contested election that has played out in recent weeks between Elliott and BMC has now stopped.

Our agreement with Elliott provides us the opportunity to maintain the valuable skills and expertise of our 10 current Board members, while increasing the Board’s depth and experience with the addition of two new directors, both of whom have extensive software experience. I have visited with both Jim Schaper and John Dillon and am very enthusiastic about them joining our board.

Jim Schaper is a technology industry veteran with more than 30 years experience working in leading enterprise software companies. He is currently chairman of Infor Global Solutions, a company he founded in 2002.

John Dillon is currently CEO of Engine Yard, the leading cloud platform for automating and developing Ruby on Rails and PHP applications. He has also served as CEO of Navis, Salesforce.com and Hyperion Solutions.

I believe this agreement is an excellent outcome that will serve all BMC stockholders well, and we will welcome Jim Schaper and John Dillon to our Board. I and the other members of our Board, as well as the executive leadership team, look forward to working with them to build an even stronger future for BMC.

As I have mentioned before, Elliott and we agree that BMC is a GREAT company. We have a strong product portfolio and a committed customer base—elements that position BMC for a bright future.

If you are a BMC stockholder, you will be receiving updated materials for voting on our Board of Directors and I encourage you to cast your vote for the 12 nominees that will be on the new ballot, even if you have already voted.

Thank you for remaining focused on delivering great solutions to our customers, helping our customers to be successful, and working together as a team to achieve our goals.

Regards,

Bob

FORWARD LOOKING STATEMENTS

This message contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are identified by the use of the words “believe,” “expect,” “anticipate,” “estimate,” “will,” “contemplate,” “would” and similar expressions that contemplate future events. Such forward-looking statements are based on management’s reasonable current assumptions and expectations. Numerous important factors, risks and uncertainties, including, but not limited to, those contained in our documents and reports filed with the Securities and Exchange Commission (the “SEC”), affect our operating results and could cause our actual results, levels of activity, performance or achievement to differ materially from the results expressed or implied by these or any other forward-looking statements made by us or on our behalf. There can be no assurance that future results will meet expectations. You should carefully review the cautionary statements described in the documents and reports we file from time to time with the SEC, specifically our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Information contained on our website is not part of this message.

Readers are cautioned not to place undue reliance on any forward-looking statements contained in this message, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.

CERTAIN INFORMATION REGARDING PARTICIPANTS

BMC Software, Inc. (“BMC”), its directors and certain of its executive officers are deemed participants in the solicitation of proxies from BMC stockholders in connection with the matters to be considered at BMC’s 2012 Annual Meeting. In connection with the solicitation of proxies, BMC has filed a definitive proxy statement and other relevant documents concerning the proposals to be presented at BMC’s 2012 Annual Meeting with the SEC. In connection with the 2012 Annual Meeting, BMC has mailed the definitive proxy statement to stockholders. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ BMC’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, are set forth in the definitive proxy statement BMC filed with the SEC on June 5, 2012. Additional information can also be found in BMC’s Annual Report on Form 10-K for the year ended March 31, 2012, filed with the SEC on May 10, 2012. To the extent holdings of BMC securities have changed since the amounts printed in the definitive proxy statement for the 2012 Annual Meeting, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership of Securities on Form 4 filed with the SEC. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by BMC with the SEC for no charge at the SEC’s website at http://www.sec.gov. Copies will also be available at no charge at the Investors section of our corporate website at http://investors.bmc.com.